Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2016, relating to the audit of the consolidated financial statements of Eastside Distilling, Inc. for the years ended December 31, 2015 and 2014, which appear in the Annual Report on Form 10-K of Eastside Distilling, Inc. for the year ended December 31, 2015.

/s/ Burr Pilger Mayer, Inc.
San Francisco, CA
November 23, 2016